UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2018 (June 11, 2018)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On February 7, 2018, TerraForm Power, Inc. (the “Company”) announced that it intended to launch a voluntary tender offer (the “Tender Offer”) to acquire 100% of the outstanding shares of Saeta Yield, S.A., a Spanish corporation (“Saeta Yield”) and a leading, publicly-listed European owner and operator of wind and solar assets, located primarily in Spain. The Tender Offer was for €12.20 in cash per share of Saeta Yield. On June 8, 2018, the Company announced that Spain’s National Securities Market Commission confirmed an approximately 95% acceptance of shares of Saeta Yield in the Tender Offer (the “Tendered Shares”). On June 12, 2018, the Company completed the acquisition of the Tendered Shares for a total aggregate consideration of $1.12 billion. With greater than 90% of the shares of Saeta Yield being acquired, the Company intends to pursue a statutory squeeze out procedure under Spanish law to procure the remaining approximately 5% of the shares of Saeta Yield, which is expected to close on July 3, 2018.
1.01 Entry into a Material Definitive Agreement.
On June 11, 2018, the Company entered into a Class A Common Stock Purchase Agreement (“Share Purchase Agreement”) with Orion US Holdings 1 L.P., a Delaware limited partnership (“Orion”), and Brookfield BRP Holdings (Canada) Inc., an Ontario corporation (“BEP” and collectively, the “Purchasers”), both affiliates of the Company's sponsor, Brookfield Asset Management Inc. (“Brookfield”). Pursuant to the Share Purchase Agreement, the Purchasers purchased in a private placement a total of 60,975,609 shares of the Company’s Class A common stock for a price per share of $10.66, representing total consideration of approximately $650 million. No underwriting discounts or commissions were paid with respect to this private placement. These newly issued shares of the Company were not registered with the U.S. Securities and Exchange Commission (“SEC”) in reliance on Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”) and the acknowledgment of each of the Purchasers that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act or a “qualified institutional buyer” under Rule 144A of the Securities Act. As a result of the private placement, affiliates of Brookfield now hold approximately 65% of the Company's Class A common stock.
The proceeds of the offering were used by the Company and its subsidiaries to pay a portion of the purchase price of the Tendered Shares of Saeta Yield. The purchase of Class A shares of the Company by the Purchasers was made in accordance with the previously disclosed Support Agreement, dated February 6, 2018 and as amended on May 28, 2018, pursuant to which Brookfield agreed to backstop a share offering of the Company’s Class A common stock in an amount up to $650 million and at a price of $10.66 per share. In addition, the Company has also agreed to include the Class A common shares acquired by Orion and BEP under the Share Purchase Agreement in the existing Registration Rights Agreement, dated as of October 16, 2017, between the Company and Orion, which governs the registration for resale of all or part of the Class A shares of the Company held by Orion. The Share Purchase Agreement also contains additional customary representations, warranties and covenants.
In connection with the Share Purchase Agreement, on June 11, 2018, BEP, Orion and the Company entered into (i) a joinder (the “Registration Rights Joinder) to the Registration Rights Agreement dated October 6, 2017, between Orion and the Company (the “Registration Rights Agreement”) and (ii) a joinder (the “Governance Agreement Joinder) to the Governance Agreement dated October 6, 2017, between Orion and the Company (the “Governance Agreement”). Pursuant to the Registration Rights Joinder, BEP is now party to the Registration Rights Agreement as a Holder (as defined in the Registration Rights Agreement) and pursuant to the Governance Agreement Joinder, BEP is now party to the Governance Agreement as a Sponsor Party (as defined in the Governance Agreement).

These descriptions of the Share Purchase Agreement, Registration Rights Joinder and

Governance Agreement Joinder do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Purchase Agreement, Registration Rights Joinder and Governance Agreement Joinder included as exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 12, 2018, the Company completed the acquisition of the Tendered Shares of Saeta Yield, which accounted for approximately 95% of the outstanding shares of Saeta Yield. The Company paid €12.66 per share for the Tendered Shares for total aggregate consideration of $1.12 billion. With greater than 90% of the shares being acquired, the Company intends to pursue a statutory squeeze out procedure under Spanish law to procure the remaining approximately 5% of the shares of Saeta Yield, which is expected to close on July 3, 2018.
Saeta Yield is a Spanish renewable power company with approximately 1,000 MW of wind and solar facilities located primarily in Spain. As part of the Tender Offer, Cobra Concesiones, S.L., a company incorporated under the laws of Spain, and GIP II Helios, S.a.r.l, a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg, who were shareholders of Saeta Yield that together owned an approximate 48% interest in Saeta Yield, tendered their shares pursuant to separate Irrevocable Undertaking Agreements, each dated February 6, 2018, with TERP Spanish HoldCo, S.L., a subsidiary of the Company.
The Company funded the $1.12 billion purchase price of the Tendered Shares of Saeta Yield with $650 million of proceeds from the private placement of its Class A common stock to Orion and BEP as described above in Item 1.01 of this Current Report on Form 8-K, along with approximately $471 million from its existing liquidity, including (i) the proceeds of a $30 million draw on its sponsor line of credit agreement, dated as of October 16, 2017, between the Company and Brookfield and its affiliate, (ii) a $359 million drawn on the Company’s corporate revolving credit facility, and (iii) approximately $82 million of cash on hand.
Item 3.02 Unregistered Sales of Equity Securities
As described above in Item 1.01 of this Current Report on Form 8-K, the Company completed a private placement of 60,975,609 unregistered shares of the Company’s Class A common stock. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Class A Common Stock Purchase Agreement, dated as of June 11, 2018, by and between TerraForm Power, Inc., a Delaware corporation, Orion US Holdings 1 LP, a Delaware limited partnership, and Brookfield BRP Holdings (Canada) Inc., an Ontario corporation

10.2
Joinder to Registration Rights Agreement, dated as of June 11, 2018, by and between TerraForm Power, Inc., a Delaware corporation, Orion US Holdings 1 L.P., a Delaware limited partnership, and Brookfield BRP Holdings (Canada) Inc., an Ontario corporation

10.3
Joinder to Governance Agreement, dated as of June 11, 2018, by and between TerraForm Power, Inc., a Delaware corporation, Orion US Holdings 1 L.P., a Delaware limited partnership, and Brookfield BRP Holdings (Canada) Inc., an Ontario corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: June 12, 2018	By:	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	General Counsel and Secretary